Exhibit 1.01

MICROSOFT CORPORATION

CONFLICT MINERALS REPORT

FOR 2022 REPORTING YEAR

Contents

I.	Introduction		2

II.	Due Diligence Framework		2

	OECD Step #1: Establish Strong Company Management Systems		3

	1.	Company Policies	3

	2.	Internal Management Team and Corporate Approval	4

	3.	System of Supply Chain Controls, Data Disclosure, and Due Diligence Assurance	4

	4.	Leveraging Industry Partnerships for Greater Impact	5

	5.	Supplier Engagement to Ensure Conformance	6

	6.	Grievance Mechanism	7

	OECD Step #2: Identify and Assess Risk in the Supply Chain		7

		Figure 1. CMRT Response Rate (2013-2022 Reporting Years)	8

	OECD Step #3: Design and Implement a Strategy to Respond to Risks		8

	7.	Microsoft Supplier Specifications—H00594, H00642, and H02050	8

	8.	Implementation of OECD Guidance	9

	OECD Step #4: Independent Third-Party Audits of Supply Chain Due Diligence		9

	OECD Step #5: Report on Supply Chain Due Diligence		9

III.	Conflict Mineral Disclosure		10

	Reasonable Countries of Origin of 3TGs		10

		Figure 2. Identified SORs by Audit Status (2013- 2022 Reporting Years)	11

	3TG Countries of Origin		12

IV.	Microsoft Commitment		13

Appendix A: Eligible Smelters and Refiners for 2022 Reporting Year			A-1

I.	Introduction

This Conflict Minerals Report (“CMR”) for MICROSOFT CORPORATION (“Microsoft”) is filed with the United States Securities and Exchange Commission (SEC) as an exhibit to Microsoft’s Form SD pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (the “Rule”) for the 2022 Reporting Year (“RY”) (January 1, 2022-December 31, 2022).1 The CMR covers all Microsoft majority-owned subsidiaries and variable interest entities that are subject to the Rule.2 During the 2022 Reporting Year, covered devices included the Surface line of computers, tablets, mobile phones, and accessories; Xbox gaming consoles and accessories; personal computing accessories (mice, headsets, and keyboards); and HoloLens mixed reality device.

Our commitment to the responsible sourcing of raw materials is established by Microsoft’s Responsible Sourcing of Raw Materials (“RSRM”) Policy, which guides our work to ensure that all raw materials used in our devices, unbounded by specific materials or locations, are sourced from responsible suppliers. We commit to the responsible sourcing of tin, tantalum, tungsten and gold (“3TGs”) from Conflict Affected and High-Risk Areas (“CAHRAs”), including the Democratic Republic of the Congo (“DRC”) or DRC-adjoining countries (each a “Covered Country” under the Rule), rather than restricting or avoiding sourcing from such regions. We do this in in recognition of the harmful societal and economic impacts that curtailing 3TG mineral sourcing from such regions might cause.

Based on our supply chain due diligence, we determined that 3TGs that were necessary to the functionality or production of devices we manufactured or contracted to manufacture during the 2022 Reporting Year may have originated in a Covered Country.

II.	Due Diligence Framework

This CMR is based on Microsoft Devices’ Due Diligence Framework (“Due Diligence Framework”), which conforms to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and its related Supplements (“OECD Guidance”).

[1]

This CMR contains links to internal and external websites for informational purposes only. References to such websites and information available through such websites are not incorporated into this CMR. Additionally, this CMR includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward- looking statements are based on current expectations and assumptions regarding the future implementation of our responsible sourcing program and are subject to change. Statements in this CMR are based on due diligence activities that were performed in good faith and to the best of our ability at the time of this filing. Factors that could affect the accuracy of such statements include, but are not limited to, incomplete or incorrect data submitted by suppliers, amendments to the Rule or SEC guidance.

[2]

Throughout this CMR, we use “Microsoft,” “Microsoft Devices,” “we,” “our,” “us” and similar terms to refer to Microsoft Corporation and its subsidiaries and various interest entities subject to the Rule (collectively, “Microsoft”), unless otherwise indicated.

Our Devices supply chain contains many layers of upstream suppliers positioned between Microsoft and 3TG raw material mines and Smelters or Refiners (“SORs”). We use contractual provisions to require our direct suppliers to disclose 3TG sourcing information through the industry standard Conflict Mineral Reporting Template (CMRT) and meet audit requirements regarding the sources and chains of custody of 3TGs necessary for the functionality or production of our covered devices. We also require our direct suppliers to cascade down Microsoft requirements regarding 3TG sources and chains of custody to their own suppliers. In this manner, we work to promote responsible sourcing across our direct and indirect supply chains.

Our due diligence actions go beyond the Rule and OECD Guidance by including several quality assurance steps. We review all supplier responses to identify and address any inaccuracies or inconsistencies in the 3TG sourcing data that is reported to us. We engage a third party to review all 3TG sourcing data reported to us, to conduct enhanced research and due diligence on identified SORs. If a non-conformant SOR is reported by a supplier, we work with the supplier to engage with the SOR to bring them into conformance. If the SOR is not interested or not able to become conformant, we instruct suppliers to remove the SOR from their supply chain and source from conformant alternatives or face business termination with Microsoft.

We also survey our supply chain for minerals beyond 3TGs and beyond the Covered Countries consistent with our RSRM Policy, which is unbounded by specific materials or location. In addition to the CMRT survey, which is focused on 3TGs, we require our in-scope suppliers to report on their use of cobalt and other priority minerals, including aluminum, copper, gallium, lithium, nickel, silicon, and rare earth elements.

OECD Step #1: Establish Strong Company Management Systems

1.	Company Policies

Microsoft’s commitment to corporate responsibility and integrity guides everything we do as a company. We have established high ethical standards to govern the way we conduct our business, which also apply to our suppliers and business partners. Microsoft policies include the Microsoft Global Human Rights Statement, Microsoft Supply Chain Human Rights Policy Statement, Trust Code, and our Supplier Code of Conduct. These policies establish Microsoft expectations for our suppliers concerning legal and regulatory compliance; business practices and ethics; human rights and fair labor practices; health and safety; environmental protection; and data and privacy protection.

As previously described, our RSRM Policy describes our commitment to responsibly source raw materials. This pledge extends to the harvesting, extraction, and transportation of raw materials, unbounded by specific material or location, and supports implementation of programs that advance the use of responsibly sourced minerals in our manufactured devices

Our policies are based on internationally recognized standards, including the following declaration and covenants: Universal Declaration of Human Rights, International Covenant on Civil and Political Rights, and International Covenant on Economic, Social and Cultural Rights. Our business operations are informed by human rights guidelines described in the following documents: International Labour Organization’s (“ILO”) Declaration on Fundamental Principles and Rights at Work, OECD Guidelines for Multinational Enterprises, and the United Nations Global Compact. As a global Information and Communications Technology company operating in more than 100 countries, we respect all human rights - civil, political, economic, social, and cultural; and our supplier requirements expect the same level of commitment.

2.	Internal Management Team and Corporate Approval

A cross-functional internal team supports CMR development. Microsoft’s Senior Director of Devices Responsible Sourcing sponsors the team, which consists of representatives from Devices Manufacturing and Sourcing; Responsible Sourcing; Corporate, External and Legal Affairs; Information Services; Product Environmental Compliance; Global Trade; Finance; and Public Relations. The team assesses program progress, identifies steps needed to meet our compliance obligations, and identifies areas for continuous improvement. The team annually develops, reviews, and submits the final CMR to Microsoft’s President for approval and signature before being filed as an Exhibit to Microsoft’s Form SD and posted on the Microsoft website pursuant to the Rule.

3.	System of Supply Chain Controls, Data Disclosure, and Due Diligence Assurance

Our Due Diligence Framework is based on a system of supply chain controls, data disclosure, and due diligence assurance. Our contracts require our suppliers to meet Microsoft specifications. Our environmental compliance specifications - H00594, Restricted Substances for Hardware Products; and H00642, Microsoft Restricted Substances Control System for Hardware Products (both available at this link) - require the disclosure of every substance contained in the materials, components, and products supplied to us, including 3TGs, by weight.

We require suppliers to annually submit a CMRT, providing source and chain of custody information for 3TGs that are contained in the products and components they supply to us. Our contracts also require suppliers to obtain the same information from their upstream suppliers. We collect these supply chain disclosures, conduct controls to ensure data integrity, and assess 3TG sourcing risk.

Microsoft supply chain mineral disclosure requirements go beyond 3TGs and cover additional prioritized minerals. Since 2019, we have required suppliers to report on their use of cobalt, using the Responsible Minerals Initiative’s Extended Minerals Reporting Template (“EMRT”). In 2020, we expanded our due diligence requirements and began collecting data on aluminum, copper, lithium, magnesium, and nickel using the Microsoft Material Reporting Template (“MMRT”). In 2022, we worked with the Responsible Minerals Initiative (“RMI”) to develop a common industry standard template to facilitate the gathering of data on additional minerals beyond 3TG, and cobalt. RMI’s new Pilot Reporting Template (“PRT”) has replaced our MMRT for RY 2022.

Further, in 2022, we completed a regular minerals prioritization exercise, whereby we redefined and expanded the scope of our data collection beyond 3TG and cobalt to include aluminum, copper, gallium, lithium, nickel, silicon, and rare earth elements. These additional materials are prioritized through an extensive internal review and risk analysis of the materials present in our products. This regular prioritization exercise ensures that the materials on which we focus are representative of identified need, and thus this list is dynamic over time. For example, in RY 2022 we added gallium, silicon, and rare earth elements to our priority list; meanwhile, we removed magnesium from our priority list as its risk profile – including the level of consumption of the material – had decreased year-on-year.

Microsoft Devices’ Supplier Social and Environmental Accountability Manual (“H02050”) provides an operational framework for Microsoft to achieve supplier conformance with Microsoft’s Supplier Code of Conduct and other responsible sourcing requirements. H02050 establishes a minimum set of requirements that suppliers must meet, including compliance with all applicable laws and regulations with respect to labor, ethics, occupational health and safety, and protection of the environment. Suppliers are encouraged to go beyond legal compliance by meeting relevant international standards

(e.g., ILO and relevant United Nations Conventions) and committing to a process of continuous improvement.

H02050 requires all in-scope suppliers to:

•	Adopt a company policy for raw material sourcing, including a commitment to source raw materials from responsible sources and clearly communicate such policy to their suppliers and the public;

•	Exercise due diligence on the source and chain of custody of high-risk raw materials, including 3TGs, contained in materials, products, or parts supplied to Microsoft;

•	Require SORs to participate in the Responsible Mining Assurance Process (“RMAP”) or an equivalent independent, third-party audit program for 3TGs; and

•	Timely communicate potential sourcing risks to Microsoft and propose a contingency plan and mitigation strategy to achieve conformance.

•

Establish a system to gather, examine, and verify sourcing information for raw materials, including 3TGs, contained in products supplied to Microsoft and request their upstream suppliers to do the same. This supply chain transfer of audit data, source and chain of custody information, and risk assessment enables and facilitates raw material due diligence, mapping, and transparency.

Microsoft works with its suppliers to use SORs that are conformant to RMAP or another equivalent independent, third-party audit program for 3TGs. If we find that a supplier has introduced responsible sourcing risk to the Microsoft supply chain, such as use of an upstream SOR that is not conformant, Microsoft engages with such supplier to address the non-conformance. Risks are mitigated by supplier engagement, corrective actions, audits, training, and business termination when appropriate. These controls and related documentation are detailed in H02050 and Microsoft internal operating procedures.

4.	Leveraging Industry Partnerships for Greater Impact

We leverage partnerships with industry peers and partners to scale our responsible sourcing impact. Microsoft is a long-standing member of the Responsible Business Alliance (“RBA”) and the RMI. The

RMI is one of the most utilized and respected resources for supply chain minerals due diligence and is aligned to the OECD Guidance. The RMI operates and manages the RMAP, which uses independent, third-party audits to assess, monitor, and validate whether SORs process 3TGs from sources that directly or indirectly finance or benefit armed groups in a CAHRA, including Covered Countries.

In 2022, Microsoft provided direct financial support to the RMI upstream smelter due diligence fund to further the reach and success of the RMAP. Microsoft also supported the development of a new RMI minerals reporting template, known as the PRT, which provides a common, industry standard tool for the collection of mineral supply chain data on any mineral outside the scope of either the CMRT or EMRT. This new reporting template will help suppliers disclose data on a broader range of critical minerals, aligning with Microsoft’s expanded supply chain disclosure requirements for aluminum, copper, gallium, lithium, nickel, silicon, and rare earth elements.

We also work outside of our supply chain to promote responsible mining practices in CAHRAs, including Covered Countries, by partnering with organizations, including the RMI, the Initiative for Responsible Mining Assurance (“IRMA”), the Public-Private Alliance for Responsible Minerals Trade (“PPA”), and others. In this manner, we go beyond the minimum due diligence established by the OECD Guidance to assess and reduce our supply chain sourcing risk and improve working conditions in raw material supply chains.

5.	Supplier Engagement to Ensure Conformance

We apply several supplier-focused strategies to promote responsible mining and sourcing, including the supplier engagement tools set forth below.

•

Supplier Requirements: We require our suppliers to meet our material disclosure requirements and related responsible sourcing policies through contractual provisions and product specifications. We communicate, monitor, and track supplier adherence to these requirements, ensuring conformance through the Microsoft Audit Management System (“AMS”).

•

Training: We train suppliers on our responsible sourcing requirements through classes, educational forums, and direct communications. The “SEA Academy” is part of the supplier on-boarding process. Existing suppliers and newly onboarded suppliers are required to complete training modules to understand and implement Microsoft Social and Environmental Accountability (“SEA”) requirements. We leverage the online component of our SEA Academy to educate factory management, workers, and third-party auditors as well as internal Microsoft teams with the goal of promoting responsible sourcing across our supply chain.

•

Capability Building and Partnerships: We work closely with in-scope suppliers and third-party auditors to build suppliers’ raw material due diligence capabilities and advance conformance to the RMAP or equivalent independent, third-party audit program for 3TGs. We invest in industry programs to increase suppliers’ abilities and provide platforms for sharing best practices.

•

Supplier Audits and Conformance Assurance: Microsoft requires audits of its directly contracted suppliers to assess their conformance to these requirements. Newly contracted suppliers undergo an Initial Capability Assessment prior to onboarding and Sustaining Maintenance Audits after onboarding to verify their initial conformance and to confirm their sustained conformance to our requirements.

Microsoft selects and retains business partners that have committed to meet these requirements. A failure by a supplier or their upstream suppliers to conform to these requirements may constitute a breach of the supplier’s contractual agreement with Microsoft, resulting in possible business termination.

6.	Grievance Mechanism

Microsoft provides an anonymous grievance reporting mechanism for employees and other stakeholders who may be impacted by our operations. Microsoft’s Business Conduct Hotline allows employees and others to anonymously ask compliance questions or report concerns regarding Microsoft’s business operations, including our responsible sourcing policies or those of our suppliers. Additionally, Microsoft continues to scale its Worker Voice Hotline Program3 across our supplier factories. This program provides workers with a reliable and anonymous reporting channel for raising workplace concerns. The Hotline is operated by a neutral third-party provider. We investigate and, where appropriate, take remedial action to address reported issues. We also participate in the development of industry grievance mechanisms that seek to address responsible sourcing of raw materials-related issues.

OECD Step #2: Identify and Assess Risk in the Supply Chain

In order to make a Reasonable Country of Origin Inquiry (“RCOI”) determination, Microsoft took the following steps, which are consistent with OECD Guidance and Microsoft procedure, to identify and assess 3TG sourcing risk in our supply chain during the 2022 RY:

•

We generated a list of in-scope suppliers by surveying 186 Devices direct suppliers to determine whether they used any 3TGs in the products or parts supplied to Microsoft by utilizing the CMRT and the services of a third-party solution provider. All in-scope suppliers responded to our survey request – a 100% response rate.

•	We excluded suppliers that did not report the use of 3TG minerals in the products or parts supplied to Microsoft during the 2022 RY from our in-scope supplier list.

[3]	Please see page 23 of our 2022 Devices Responsible Sourcing Report for more details regarding our Workers’ Voice Hotline Program.

•

For the 2022 RY, we identified 186 in-scope suppliers that reported the use of 3TG minerals in the products or parts supplied to Microsoft. For these suppliers, we reviewed their CMRT responses to validate completion and to identify any contradictions or inconsistencies.

•

Based on the CMRTs, 342 SORs were found to be eligible for the RMAP or an equivalent, independent, third-party audit program for 3TG minerals such as cross-recognized programs overseen by the London Bullion Market Association (“LBMA”) or Responsible Jewellery Council (“RJC”).

Figure 1. CMRT Response Rate (2013-2022 Reporting Years)

OECD Step #3: Design and Implement a Strategy to Respond to Risks

We determined that 3TGs that were necessary to the functionality or production of covered devices may have originated in one or more Covered Country. Accordingly, we performed due diligence on the source and chain-of-custody of those 3TGs to assess our conflict minerals sourcing risk.

7.	Microsoft Supplier Specifications—H00594, H00642, and H02050

For the 2022 RY, Microsoft required its in-scope suppliers to conduct due diligence to address the potential sourcing of 3TGs from CAHRAs, including Covered Countries, through contract requirements (H00594, H00642, and H02050), incorporating Microsoft’s supplier specifications and responsible sourcing requirements, as detailed above.

8.	Implementation of OECD Guidance

Microsoft screened its in-scope supplier CMRT data for the 2022 RY against the OECD Guidance” red flag” triggers4 to assess the in-scope suppliers that required due diligence per the OECD Guidance.

OECD Step #4: Independent Third-Party Audits of Supply Chain Due Diligence

Our due diligence program leveraged independent SOR audits to provide assurance that the 342 Eligible 3TG SORs that were identified in our supply chain for the 2022 Reporting Year conducted an appropriate level of conflict minerals due diligence. Microsoft obtained SOR data from the RMAP Conformant Smelter List5 using Reasonable Country of Origin Inquiry Data for member MSFT and used the SOR data to assess the conflict mineral audit status of our in-scope suppliers and to support our due diligence findings.

Recognizing the importance of broad and consistent participation in the RMAP, Microsoft proactively engages directly with certain SORs where it is believed that a SOR may be at risk of becoming non-conformant. Microsoft also asks its suppliers to engage directly with potentially non-conformant SORs in order to prevent potential non-conformance and to develop Corrective Action Plans (“CAPs”) to identify sourcing alternatives in case a SOR becomes non-conformant.

Although Microsoft’s Responsible Sourcing program operates an escalation and engagement process should non-conformant SORs be detected, taking a proactive approach to potentially non-conformant SORs helps prevent potential non-conformances from occurring. During the 2022 RY, we did not identify a SOR non-conformance that supported business termination with any in-scope supplier.

OECD Step #5: Report on Supply Chain Due Diligence

We have filed our CMR with the SEC and posted it on our Microsoft Devices Responsible Sourcing website. The results of our Responsible Sourcing program are also presented in Microsoft’s FY22 Devices Responsible Sourcing Report. The Microsoft Corporate Social Responsibility Responsible Sourcing website provides additional information about Microsoft’s RSRM Program. Each year, Microsoft Devices publishes a list of its Top 100 Production Suppliers. These disclosures meet the fifth step of the OECD Guidance.

[4]	See p. 33 of the OECD Guidance.
[5]	The RMAP Conformant Smelter list identifies the SORs that have undergone conformance audits through the RMAP or equivalent independent, third-party audit programs for 3TGs.

III.	Conflict Mineral Disclosure

A.	Reasonable Countries of Origin of 3TGs

Microsoft obtained Reasonable Country of Origin data through our membership in the RMAP using the Reasonable Country of Origin Inquiry Data for member MSFT. We used this data to determine the 3TG country of origin for the 342 Eligible SORs identified in Microsoft Devices’ supply chain for the 2022 RY.

The RMAP classifies SOR audit status in the manner described in the table below. The breakdown of the identified 342 Eligible 3TG SORs (for which minerals sourcing information was available from RMAP or an equivalent, independent, third-party audit program for 3TGs) by their RMI Status was as follows:

Audit Status	Audit Status Description	SORs	%
Conformant	SOR has been audited and found to conform with a relevant, third- party audit protocol, including RMAP, LBMA, or RJC	221	64.6%
Active	SOR has been engaged but is not yet conformant	9	2.6%
Non-Conformant	SOR was audited but found not to conform to a relevant, third-party audit protocol or failed to renew its assessment	24	7.0%
Communication Suspended	Not Interested: SOR has strongly communicated a lack of interest in participation	6	1.8%
Outreach Required	SOR is not yet active and outreach is needed by RMAP member companies to encourage SOR participation in RMAP	46	13.5%
In Communication	SOR is not yet active but is in communication with RMAP and/or member company	14	4.1%
RMI Due Diligence Review	Unable to Proceed: SOR has not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted	22	6.4%

For the identified 342 Eligible 3TG SORs –

•	67 SORs sourced from Covered Countries, of which 59 (88%) were Conformant. For these 67 SORs, the audit status per 3TG mineral was:

•	72.7% Conformant for Gold;

•	100% Conformant for Tantalum;

•	93.8% Conformant for Tungsten; and

•	75.0% Conformant and 6.2% Active status for Tin.

•	Out of 342 Eligible SORs, 221 (64.6%) were Conformant; and

•	Out of 342 Eligible SORs, 316 (92.4%) were Conformant, Active, or are reasonably believed to have sourced 3TGs from outside the Covered Countries.

Figure 2 depicts the 342 SORs by 3TG audit status and Reporting Year.

Figure 2. Identified SORs by Audit Status (2013- 2022 Reporting Years)

Appendix A provides the list of 342 Eligible SORs identified in Microsoft Devices’ supply chain which processed 3TGs during the 2022 Reporting Year. Appendix A lists each SOR by mineral, official name, and country of operation.

3TG Countries of Origin

The table below lists the countries of origin for the 342 Eligible SORs identified in Microsoft Devices’ supply chain which processed 3TG minerals during the 2022 RY.

Argentina	Guatemala	Peru
Armenia	Guinea	Philippines
Australia	Guyana	Poland
Austria	Honduras	Portugal
Azerbaijan	India	Russian Federation
Benin	Indonesia	Rwanda
Bolivia	Italy	Saudi Arabia
Botswana	Japan	Senegal
Brazil	Kazakhstan	Serbia
Burkina Faso	Kenya	Sierra Leone
Burundi	Kyrgyzstan	Slovakia
Cambodia	Laos	South Africa
Canada	Liberia	Spain
Chile	Madagascar	Sudan
China	Malaysia	Suriname
Colombia	Mali	Swaziland
Congo, Democratic Republic	Mauritania	Sweden
Congo, Republic	Mexico	Taiwan
Cote d’Ivoire	Mongolia	Tajikistan
Dominican Republic	Morocco	Tanzania
Ecuador	Mozambique	Thailand
Egypt	Myanmar	Turkey
Eritrea	Namibia	Uganda
Ethiopia	New Zealand	United Kingdom
Fiji	Nicaragua	United States
Finland	Niger	Uzbekistan
France	Nigeria	Venezuela
Incl. French Guiana	Oman	Viet Nam
Georgia	Panama	Zambia
Ghana	Papua New Guinea	Zimbabwe

IV.	Microsoft Commitment

Microsoft is committed to the responsible sourcing of raw materials in support of human rights; labor, health and safety; and environmental protection. We continue to advance implementation of our RSRM policy in our Devices supply chain to promote supply chain identification, traceability, risk assessment, and due diligence.

Our 2022 RY achievements included the following:

•	We supported supplier efforts to increase their responsible sourcing capabilities through supplier forums, training, webinars, and by providing technical resources;

•	We continued our engagements with external responsible sourcing organizations, including but not limited to the RMI, that are committed to advancing responsible sourcing on a global basis;

•	We achieved a 100% supplier CMRT response rate through extensive supplier outreach, including a supplementary campaign to directly contact suppliers to encourage reporting;

•	We conducted a data validation and verification program to randomly audit CMRT information submitted to us by suppliers to validate and confirm that supplier data was accurate and complete;

•

We supported the efforts of the RMI in developing the Pilot Reporting Template (“PRT”), released in late 2022, which provides a platform to collect data on all minerals, thus significantly expanding the scope of industry-wide minerals due diligence;

•

We expanded due diligence program across all in-scope suppliers to capture sourcing data on additional priority minerals including aluminum, cobalt, copper, gallium, lithium, nickel, silicon, and rare earth elements.

Going forward, Microsoft will remain focused on internal and external efforts to promote the responsible sourcing of minerals, including:

•

Expanding our knowledge about 3TGs, cobalt, and other critical raw materials to effectively implement our RSRM strategy to promote the responsible sourcing of raw materials across our hardware supply chains;

•	Requiring our in-scope suppliers to meet our requirements for responsibly sourcing raw materials and finding alternative upstream suppliers if they are found to be sourcing from non-conformant SORs;

•	Engaging with in-scope suppliers so that they utilize supplier best practices and tools for responsibly sourcing raw materials from CAHRAs, including Covered Countries;

•

Furthering engagement with industry organizations and external stakeholders to improve mineral traceability, establish global responsible sourcing standards, and support due diligence programs in the mineral supply chain;

•	Leveraging Full Material Disclosure and other supplier data to fine-tune supplier data requests and verify and confirm reported critical raw material information.

Appendix A

Eligible SORs for 2022 Reporting Year

This Appendix lists the 342 Eligible SORs which processed 3TG minerals during the 2022 RY. Please note that Eligible SORs are listed for each 3TG they processed. Therefore, certain Eligible SORs may be represented more than once.

Official Smelter Name	Smelter Country
Gold

8853 S.p.A.	Italy
ABC Refinery Pty Ltd.	Australia
Abington Reldan Metals, LLC	United States of America
Advanced Chemical Company	United States of America
African Gold Refinery	Uganda
Agosi AG	Germany
Aida Chemical Industries Co., Ltd.	Japan
Al Etihad Gold Refinery DMCC	United Arab Emirates
Albino Mountinho Lda.	Portugal
Alexy Metals	United States of America
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Argor-Heraeus S.A.	Switzerland
Asahi Pretec Corp.	Japan
Asahi Refining Canada Ltd.	Canada
Asahi Refining USA Inc.	United States of America
Asaka Riken Co., Ltd.	Japan
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
AU Traders and Refiners	South Africa
Augmont Enterprises Private Limited	India
Aurubis AG	Germany
Bangalore Refinery	India
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Boliden AB	Sweden
C. Hafner GmbH + Co. KG	Germany
C.I Metales Procesados Industriales SAS	Colombia
Caridad	Mexico
CCR Refinery - Glencore Canada Corporation	Canada
Cendres + Metaux S.A.	Switzerland
CGR Metalloys Pvt Ltd.	India
Chimet S.p.A.	Italy

Chugai Mining	Japan
Daye Non-Ferrous Metals Mining Ltd.	China
Degussa Sonne / Mond Goldhandel GmbH	Germany
Dijllah Gold Refinery FZC	United Arab Emirates
DODUCO Contacts and Refining GmbH	Germany
Dongwu Gold Group	China
Dowa	Japan
DSC (Do Sung Corporation)	Korea, Republic of
Eco-System Recycling Co., Ltd. East Plant	Japan
Eco-System Recycling Co., Ltd. North Plant	Japan
Eco-System Recycling Co., Ltd. West Plant	Japan
Emerald Jewel Industry India Limited (Unit 1)	India
Emerald Jewel Industry India Limited (Unit 2)	India
Emerald Jewel Industry India Limited (Unit 3)	India
Emerald Jewel Industry India Limited (Unit 4)	India
Emirates Gold DMCC	United Arab Emirates
Fidelity Printers and Refiners Ltd.	Zimbabwe
Fujairah Gold FZC	United Arab Emirates
Geib Refining Corporation	United States of America
GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold by Gold Colombia	Colombia
Gold Coast Refinery	Ghana
Gold Refinery of Zijin Mining Group Co., Ltd.	China
Great Wall Precious Metals Co., Ltd. of CBPM	China
Guangdong Jinding Gold Limited	China
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Heimerle + Meule GmbH	Germany
Heraeus Germany GmbH Co. KG	Germany
Heraeus Metals Hong Kong Ltd.	China
Hunan Chenzhou Mining Co., Ltd.	China
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
HwaSeong CJ CO., LTD.	Korea, Republic of
Industrial Refining Company	Belgium
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
International Precious Metal Refiners	United Arab Emirates
Ishifuku Metal Industry Co., Ltd.	Japan
Istanbul Gold Refinery	Turkey
Italpreziosi	Italy
JALAN & Company	India
Japan Mint	Japan
Jiangxi Copper Co., Ltd.	China
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
JSC Novosibirsk Refinery	Russian Federation

JSC Uralelectromed	Russian Federation
JX Nippon Mining & Metals Co., Ltd.	Japan
K.A. Rasmussen	Norway
Kaloti Precious Metals	United Arab Emirates
Kazakhmys Smelting LLC	Kazakhstan
Kazzinc	Kazakhstan
Kennecott Utah Copper LLC	United States of America
KGHM Polska Miedz Spolka Akcyjna	Poland
Kojima Chemicals Co., Ltd.	Japan
Korea Zinc Co., Ltd.	Korea, Republic of
Kundan Care Products Ltd.	India
Kyrgyzaltyn JSC	Kyrgyzstan
Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
L’azurde Company For Jewelry	Saudi Arabia
Lingbao Gold Co., Ltd.	China
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
L’Orfebre S.A.	Andorra
LS-NIKKO Copper Inc.	Korea, Republic of
LT Metal Ltd.	Korea, Republic of
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Marsam Metals	Brazil
Materion	United States of America
Matsuda Sangyo Co., Ltd.	Japan
MD Overseas	India
Metal Concentrators SA (Pty) Ltd.	South Africa
Metallix Refining Inc.	United States of America
Metalor Technologies (Hong Kong) Ltd.	China
Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Metalor Technologies (Suzhou) Ltd.	China
Metalor Technologies S.A.	Switzerland
Metalor USA Refining Corporation	United States of America
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Mitsubishi Materials Corporation	Japan
Mitsui Mining and Smelting Co., Ltd.	Japan
MKS PAMP SA	Switzerland
MMTC-PAMP India Pvt., Ltd.	India
Modeltech Sdn Bhd	Malaysia
Morris and Watson	New Zealand
Moscow Special Alloys Processing Plant	Russian Federation
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Navoi Mining and Metallurgical Combinat	Uzbekistan
NH Recytech Company	Korea, Republic of
Nihon Material Co., Ltd.	Japan
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria

Ohura Precious Metal Industry Co., Ltd.	Japan
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Pease & Curren	United States of America
Penglai Penggang Gold Industry Co., Ltd.	China
Planta Recuperadora de Metales SpA	Chile
Prioksky Plant of Non-Ferrous Metals	Russian Federation
PT Aneka Tambang (Persero) Tbk	Indonesia
PX Precinox S.A.	Switzerland
QG Refining, LLC	United States of America
Rand Refinery (Pty) Ltd.	South Africa
Refinery of Seemine Gold Co., Ltd.	China
REMONDIS PMR B.V.	Netherlands
Royal Canadian Mint	Canada
SAAMP	France
Sabin Metal Corp.	United States of America
Safimet S.p.A	Italy
SAFINA A.S.	Czechia
Sai Refinery	India
Samduck Precious Metals	Korea, Republic of
Samwon Metals Corp.	Korea, Republic of
Sancus ZFS (L’Orfebre, SA)	Colombia
SAXONIA Edelmetalle GmbH	Germany
Sellem Industries Ltd.	Mauritania
SEMPSA Joyeria Plateria S.A.	Spain
Shandong Gold Smelting Co., Ltd.	China
Shandong Humon Smelting Co., Ltd.	China
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Shenzhen CuiLu Gold Co., Ltd.	China
Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Shirpur Gold Refinery Ltd.	India
Sichuan Tianze Precious Metals Co., Ltd.	China
Singway Technology Co., Ltd.	Taiwan
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Solar Applied Materials Technology Corp.	Taiwan
Sovereign Metals	India
State Research Institute Center for Physical Sciences and Technology	Lithuania
Sudan Gold Refinery	Sudan
Sumitomo Metal Mining Co., Ltd.	Japan
SungEel HiMetal Co., Ltd.	Korea, Republic of
Super Dragon Technology Co., Ltd.	Taiwan
T.C.A S.p.A	Italy
Tanaka Kikinzoku Kogyo K.K.	Japan
Tokuriki Honten Co., Ltd.	Japan

Tongling Nonferrous Metals Group Co., Ltd.	China
TOO Tau-Ken-Altyn	Kazakhstan
Torecom	Korea, Republic of
TSK Pretech	Korea, Republic of
Umicore Brasil Ltda.	Brazil
Umicore Precious Metals Thailand	Thailand
Umicore S.A. Business Unit Precious Metals Refining	Belgium
United Precious Metal Refining, Inc.	United States of America
Valcambi S.A.	Switzerland
Value Trading	Belgium
WEEEREFINING	France
Western Australian Mint (T/a The Perth Mint)	Australia
WIELAND Edelmetalle GmbH	Germany
Yamakin Co., Ltd.	Japan
Yokohama Metal Co., Ltd.	Japan
Yunnan Copper Industry Co., Ltd.	China
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Tantalum
5D Production OU	Estonia
AMG Brasil	Brazil
Asaka Riken Co., Ltd.	Japan
Changsha South Tantalum Niobium Co., Ltd.	China
D Block Metals, LLC	United States of America
Exotech Inc.	United States of America
F&X Electro-Materials Ltd.	China
FIR Metals & Resource Ltd.	China
Global Advanced Metals Aizu	Japan
Global Advanced Metals Boyertown	United States of America
Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Jiangxi Tuohong New Raw Material	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Jiujiang Tanbre Co., Ltd.	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
KEMET de Mexico	Mexico
Materion Newton Inc.	United States of America
Meta Materials	North Macedonia
Metallurgical Products India Pvt., Ltd.	India
Mineracao Taboca S.A.	Brazil
Mitsui Mining and Smelting Co., Ltd.	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	China
NPM Silmet AS	Estonia

QSIL Metals Hermsdorf GmbH	Germany
QuantumClean	United States of America
Resind Industria e Comercio Ltda.	Brazil
RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Solikamsk Magnesium Works OAO	Russian Federation
Taki Chemical Co., Ltd.	Japan
TANIOBIS Co., Ltd.	Thailand
TANIOBIS GmbH	Germany
TANIOBIS Japan Co., Ltd.	Japan
TANIOBIS Smelting GmbH & Co. KG	Germany
Telex Metals	United States of America
Ulba Metallurgical Plant JSC	Kazakhstan
XIMEI RESOURCES (GUANGDONG) LIMITED	China
XinXing HaoRong Electronic Material Co., Ltd.	China
Yanling Jincheng Tantalum & Niobium Co., Ltd.	China

Tin
Alpha	United States of America
An Vinh Joint Stock Mineral Processing Company	Viet Nam
Aurubis Beerse	Belgium
Aurubis Berango	Spain
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Chifeng Dajingzi Tin Industry Co., Ltd.	China
China Tin Group Co., Ltd.	China
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
CRM Synergies	Spain
CV Ayi Jaya	Indonesia
CV Venus Inti Perkasa	Indonesia
Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Dowa	Japan
DS Myanmar	Myanmar
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Viet Nam
EM Vinto	Bolivia
Estanho de Rondonia S.A.	Brazil
Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Fenix Metals	Poland
Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Gejiu Fengming Metallurgy Chemical Plant	China
Gejiu Kai Meng Industry and Trade LLC	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China

Guanyang Guida Nonferrous Metal Smelting Plant	China
HuiChang Hill Tin Industry Co., Ltd.	China
Huichang Jinshunda Tin Co., Ltd.	China
Jiangxi New Nanshan Technology Ltd.	China
Luna Smelter, Ltd.	Rwanda
Ma’anshan Weitai Tin Co., Ltd.	China
Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Malaysia Smelting Corporation (MSC)	Malaysia
Melt Metais e Ligas S.A.	Brazil
Metallic Resources, Inc.	United States of America
Mineracao Taboca S.A.	Brazil
Minsur	Peru
Mitsubishi Materials Corporation	Japan
Modeltech Sdn Bhd	Malaysia
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Novosibirsk Tin Combine	Russian Federation
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
O.M. Manufacturing Philippines, Inc.	Philippines
Operaciones Metalurgicas S.A.	Bolivia
Pongpipat Company Limited	Myanmar
Precious Minerals and Smelting Limited	India
PT Aries Kencana Sejahtera	Indonesia
PT Artha Cipta Langgeng	Indonesia
PT ATD Makmur Mandiri Jaya	Indonesia
PT Babel Inti Perkasa	Indonesia
PT Babel Surya Alam Lestari	Indonesia
PT Bangka Prima Tin	Indonesia
PT Bangka Serumpun	Indonesia
PT Bangka Tin Industry	Indonesia
PT Belitung Industri Sejahtera	Indonesia
PT Bukit Timah	Indonesia
PT Cipta Persada Mulia	Indonesia
PT DS Jaya Abadi	Indonesia
PT Masbro Alam Stania	Indonesia
PT Menara Cipta Mulia	Indonesia
PT Mitra Stania Prima	Indonesia
PT Mitra Sukses Globalindo	Indonesia
PT Panca Mega Persada	Indonesia
PT Premium Tin Indonesia	Indonesia
PT Prima Timah Utama	Indonesia
PT Putera Sarana Shakti (PT PSS)	Indonesia
PT Rajawali Rimba Perkasa	Indonesia
PT Refined Bangka Tin	Indonesia
PT Sariwiguna Binasentosa	Indonesia

PT Stanindo Inti Perkasa	Indonesia
PT Sukses Inti Makmur	Indonesia
PT Timah Nusantara	Indonesia
PT Timah Tbk Kundur	Indonesia
PT Timah Tbk Mentok	Indonesia
PT Tinindo Inter Nusa	Indonesia
PT Tirus Putra Mandiri	Indonesia
PT Tommy Utama	Indonesia
Resind Industria e Comercio Ltda.	Brazil
Rui Da Hung	Taiwan
Soft Metais Ltda.	Brazil
Super Ligas	Brazil
Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Thaisarco	Thailand
Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin Technology & Refining	United States of America
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
VQB Mineral and Trading Group JSC	Viet Nam
White Solder Metalurgia e Mineracao Ltda.	Brazil
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China

Tungsten
Artek LLC	Russian Federation
Asia Tungsten Products Vietnam Ltd.	Viet Nam
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
China Molybdenum Tungsten Co., Ltd.	China
Chongyi Zhangyuan Tungsten Co., Ltd.	China
CNMC (Guangxi) PGMA Co., Ltd.	China
Cronimet Brasil Ltda	Brazil
Fujian Ganmin RareMetal Co., Ltd.	China
Fujian Xinlu Tungsten Co., Ltd.	China
Ganzhou Haichuang Tungsten Co., Ltd.	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Ganzhou Seadragon W & Mo Co., Ltd.	China
Global Tungsten & Powders LLC	United States of America
Guangdong Xianglu Tungsten Co., Ltd.	China
H.C. Starck Tungsten GmbH	Germany
HANNAE FOR T Co., Ltd.	Korea, Republic of
Hunan Chenzhou Mining Co., Ltd.	China
Hunan Jintai New Material Co., Ltd.	China
Hydrometallurg, JSC	Russian Federation

Japan New Metals Co., Ltd.	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Jiangxi Gan Bei Tungsten Co., Ltd.	China
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Jiangxi Yaosheng Tungsten Co., Ltd.	China
Hubei Green Tungsten Co., Ltd.	China
JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Kennametal Fallon	United States of America
Kennametal Huntsville	United States of America
Lianyou Metals Co., Ltd.	Taiwan
LLC Vostok	Russian Federation
Malipo Haiyu Tungsten Co., Ltd.	China
Masan High-Tech Materials	Viet Nam
Moliren Ltd.	Russian Federation
Niagara Refining LLC	United States of America
NPP Tyazhmetprom LLC	Russian Federation
OOO “Technolom” 1	Russian Federation
OOO “Technolom” 2	Russian Federation
Philippine Chuangxin Industrial Co., Inc.	Philippines
TANIOBIS Smelting GmbH & Co. KG	Germany
Unecha Refractory metals plant	Russian Federation
Wolfram Bergbau und Hutten AG	Austria
Xiamen Tungsten (H.C.) Co., Ltd.	China
Xiamen Tungsten Co., Ltd.	China
YUDU ANSHENG TUNGSTEN CO., LTD.	China
Fujian Jinxin Tungsten Co., Ltd.	China
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Hunan Litian Tungsten Industry Co., Ltd.	China
KGETS Co., Ltd.	Korea, Republic of
Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Woltech Korea Co., Ltd.	Korea, Republic of
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China